UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 28, 2016

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918 DIRE
(Commission File Number)	(IRS Employer Identification No.)
115 Perimeter Center Place
Suite 700	30346
Atlanta, GA 30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On September 28, 2016, Cotiviti Corporation (“Cotiviti Corp.”) and certain other subsidiaries of Cotiviti Holdings, Inc. (the “Company”) entered into an Amended and Restated First Lien Credit Agreement (the “Restated Credit Agreement”) as described in Item 2.03 of this Form 8-K.  The information in Item 2.03 of this report is hereby incorporated by reference into this Item 1.01.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 28, 2016, Cotiviti Corp. and certain other subsidiaries of the Company completed refinancing transactions upon entering into the Restated Credit Agreement comprised of (a) a Term Loan A in the amount of $250 million, (b) a Term Loan B in the amount of $550 million and (c) a revolving facility in the amount of up to $100 million.  In connection with entering into the Restated Credit Agreement, the Company refinanced its outstanding first and second lien term loans.  Certain terms are described below.

Borrowings under the Restated Credit Agreement bear interest at a rate per annum equal to the applicable margin, plus, at the election of the borrowers under the Restated Credit Agreement, either (a) a base rate determined by reference to the highest of (i) the New York Federal Reserve Bank rate in effect on such date plus 0.50%, (ii) the LIBO rate (LIBOR) plus 1.00%, (iii) the prime commercial lending rate of the administrative agent as in effect on the relevant day and (iv) with respect to the Term Loan B only, 1.75% (clause (a), the “ABR”) or (b) LIBOR determined by reference to the applicable Reuters screen page two business days prior to the commencement of the interest period relevant to the subject borrowing, adjusted for certain additional costs, which may not, (A) in the case of borrowings of the Term Loan B, be less than 0.75% and (B) in the case of borrowings of the Term Loan A under the revolving facility, be less than 0.00% (clause (b), the “LIBO Rate”).

The margin applicable to the Term Loan A and revolving facility components of the Restated Credit Agreement is set forth below:

Secured Leverage Ratio	ABR Spread	LIBO Rate Spread
Greater than 4.00 to 1.00	2.00%	3.00%
Less than or equal to 4.00 to 1.00 and greater than 3.50 to 1.00	1.75%	2.75%
Less than or equal to 3.50 to 1.00 and greater than 3.00 to 1.00	1.50%	2.50%
Less than or equal to 3.00 to 1.00	1.25%	2.25%

The margin applicable to the Term Loan B component of the Restated Credit Agreement is 1.75% for ABR Loans or 2.75% for LIBO Rate loans.  If the corporate credit rating of Cotiviti Corp. from Moody’s Investor Service, Inc. is Ba3 or better and the corporate family rating of Cotiviti Corp. from Standard & Poor’s Financial Services, LLC is BB- or better, the margin in respect of the Term Loan B component of the Restated Credit Agreement will be reduced by 0.25% per annum for as long as such ratings are maintained.

The Term Loan A component of the Restated Credit Agreement must be repaid annually (to be paid in equal quarterly installments) in an amount equal to $3,125,000 for the fourth quarter of 2016, $3,125,000 per quarter in 2017 and 2018, $4,687,500 per quarter in 2019, $6,250,000 per quarter in 2020, and $9,375,000 per quarter for the first two quarters of 2021.  All remaining borrowings under the Term Loan A component are due in September 2021.

The Term Loan B component of the Restated Credit Agreement must be repaid quarterly in an amount equal to 0.25% of the original principal amount of the Term Loan B component.  All remaining borrowings under the Term Loan B component are due in September 2023.

The revolving facility component of the Restated Credit Agreement was undrawn at the time the Company entered into the Restated Credit Agreement.  Up to $25 million of the revolving facility component may be used for the issuance of letters of credit, and up to $20 million of the revolving facility may be used for swingline loans.  All borrowings under the revolving credit component, if any, are due in September 2021.

The borrowers under the Restated Credit Agreement are required to pay:

•

a commitment fee to each revolving lender on the average daily unused portion of such revolving lender's revolving credit commitment of 0.50% per annum when the secured leverage ratio is greater than or equal to 4.00:1.00, 0.375% per annum when the secured leverage ratio is less than or equal to 4.00:1.00 and greater than 3.00:1.00 and 0.30% per annum when the secured leverage ratio is less than or equal to 3.00:1.00;

•

a participation fee to each revolving lender on the daily face amount of such revolving lender's letter of credit exposure at a rate equal to the applicable margin for LIBOR loans under the revolving credit facility;

•

a fronting fee to each issuing bank on the daily face amount of each letter of credit issued by such issuing bank at a rate agreed by Cotiviti Corp. and such issuing bank (which may not exceed 0.125%); and

•	a customary annual administration fee to the administrative agent.

The Company’s obligations under the Restated Credit Agreement are guaranteed by substantially all of our domestic subsidiaries.

The Restated Credit Agreement includes customary affirmative and negative covenants that restrict our ability to, among other things, incur indebtedness, grant liens, make investments, sell or otherwise dispose of assets or enter into merger, consolidation or similar transactions, pay dividends or repurchase stock, consummate sale leaseback transactions, repay junior indebtedness and/or consummate transactions with our affiliates.

The Restated Credit Agreement also includes a financial covenant applicable only to the revolving facility and the Term A Loan that requires compliance with a secured leverage ratio test set at 5.50:1.00 through September 2018, 5.25:1.00 through September 2019, and 5.00:1.00 through June 2021. Only the consent of a majority of the lenders in respect of the Term A Loan and the revolving credit facility is required for a waiver or amendment of the financial covenant, and in the event that Cotiviti Corp. fails to comply with the financial covenant, Cotiviti Corp. may issue equity or certain parent companies of Cotiviti Corp. may contribute cash equity to Cotiviti Corp. in order to increase EBITDA for purposes of calculating and determining compliance with the financial covenant, subject to certain limitations.

The Restated Credit Facility contains events of default customary for similar financings.  Upon the occurrence of an event of default, the outstanding obligations under the Restated Credit Facility may be accelerated and come due and payable immediately.

The foregoing description of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Credit Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

The information contained in Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

99.1Press Release dated September 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI HOLDINGS, INC.

By:	/s/ Jonathan Olefson
Name:	Jonathan Olefson
Title:	Senior Vice President, General Counsel and Secretary

Date: September 28, 2016